As filed with the Securities and Exchange Commission on June 14, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of
the Securities Exchange Act of 1934

Capital Southwest Corporation
(Exact name of registrant as specified in its charter)

Texas	75-1072796
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8333 Douglas Avenue, Suite 1100 Dallas, Texas	75225
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.75% Notes due 2028	The Nasdaq Stock Market LLC
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-259455
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered
The securities to be registered hereby consist of the 7.75% Notes due 2028 (the “Notes”) of Capital Southwest Corporation, a Texas corporation (the “Registrant”). The Notes are expected to be listed on the Nasdaq Global Select Market under the trading symbol “CSWCZ” and to trade thereon within 30 days of issuance.

For a description of the Notes, reference is made to (i) the information set forth in the section captioned “Description of our Debt Securities” in the Registrant’s prospectus included in Pre-Effective Amendment No. 1 to its Registration Statement on Form N-2 (File No. 333-259455) (including the information incorporated or deemed to be incorporated by reference therein, the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on October 27, 2021 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information set forth under the section captioned “Description of the Notes” in the Registrant’s prospectus supplement dated June 7, 2023, as filed with the Commission on June 8, 2023, pursuant to Rule 424(b)(2) under the Securities Act. The foregoing descriptions are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated herein by reference.

Item 2.	Exhibits
Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

3.1
Articles of Incorporation, dated April 19, 1961, including amendments dated June 30, 1969, July 20, 1987, April 23, 2007 and July 15, 2013 (incorporated by reference to Exhibit (a) to Registration Statement on Form N-2 (File No. 333-220385) filed on September 8, 2017).

3.2	Certificate of Amendment to the Articles of Incorporation, dated August 1, 2019 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K (File No. 814-00061) filed on August 1, 2019).

3.3	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Quarterly Report on Form 10-Q (File No. 814-00061) filed on November 7, 2017).

3.4	Amendment to Second Amended and Restated Bylaws of Capital Southwest Corporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K (File No. 814-00061) filed April 25, 2019).

4.1
Indenture, dated October 23, 2017, between Capital Southwest Corporation and U.S. Bank National Association, Trustee (incorporated by reference to Exhibit (d)(2) to Registration Statement on Form N-2 (File No. 333-220385) filed on October 23, 2017).

4.2
Fifth Supplemental Indenture between Capital Southwest Corporation and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, relating to the 7.75% Note due 2028 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed on June 14, 2023).

4.3	Form of Global Note with respect to the 7.75% Notes due 2028 (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed on June 14, 2023).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: June 14, 2023

Capital Southwest Corporation

By:	/s/ Michael S. Sarner
Name:	Michael S. Sarner
Title:	Chief Financial Officer